Exhibit 99.2

Seneca Foods Corporation

August 4, 2009                                                                                                      FOR IMMEDIATE RELEASE
Contact: Roland E. Breunig, CFO
(608-757-6000)

PRESS RELEASE

Seneca Foods Corporation Announces First Quarter Earnings Teleconference

Seneca Foods Corporation (SENEA, SENEB) will release its first quarter fiscal 2010 earnings for the period ended June 27, 2009 on Thursday, August 6, 2009. In conjunction with this release, Seneca will host a conference call on Friday, August 7, 2009 beginning at 9:00 a.m. EDT, which will be done telephonically live. Kraig Kayser, President and CEO, and Roland Breunig, CFO, will host the call.

The live broadcast of the conference call is available by dialing (866) 861-4868 (conference ID 1385021).  If you are unable to listen to the live conference call, a replay will be available on Monday, August 10, 2009 at the following address http://www.senecafoods.com/companyprofile/investor.shtml .  This replay will be available until August 24, 2009.

About Seneca Foods Corporation

Seneca Foods is one of the country’s largest processors of canned fruits and vegetables with manufacturing facilities located throughout the United States.  Its products are sold under the Libby’s®, Aunt Nellie’s Farm Kitchen®, Stokely’s®, READ®, and Seneca® labels as well as through the private label and industrial markets.  In addition, under an alliance with General Mills Operations, LLC, a successor to The Pillsbury Company and a subsidiary of General Mills, Inc., Seneca Foods produces canned and frozen vegetables, which are sold by General Mills Operations, LLC under the Green Giant® label.  Seneca Foods’ common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”.

Forward-Looking Statements

Statements that are not historical facts, including statements about management’s beliefs or expectations, are forward-looking statements as defined in the Private Securities Litigation Reform Act (PSLRA) of 1995.  Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Among the factors that could cause actual results to differ materially are: general economic and business conditions; cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials; transportation costs; climate and weather affecting growing conditions and crop yields; leverage and the Company’s ability to service and reduce its debt; foreign currency exchange and interest rate fluctuations; effectiveness of the Company’s marketing and trade promotion programs; changing consumer preferences; competition; product liability claims; the loss of significant customers or a substantial reduction in orders from these customers; changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental and health and safety regulations; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only as the date hereof.  The Company assumes no obligation to update forward-looking statements.